Exhibit 99.5


                        MASTER CHANNEL AGREEMENT BETWEEN

                       MCI WORLDCOM NETWORK SERVICES, INC.

                                       AND

                                   DIGEX, INC.



This Master Channel Agreement ("Agreement") between Digex, Incorporated ("Digex", which includes Digex Affiliates), One Digex Plaza, Beltsville, Maryland 20705, and MCI WORLDCOM Network Services, Inc. ("WorldCom", which includes WorldCom Affiliates), 500 Clinton Center Drive, Clinton, Mississippi 39056, is made effective this 1st day of January, 2001 ("Effective Date"). WorldCom and Digex are sometimes collectively referred to as "the Parties" or individually as a "Party".

     WHEREAS, Digex and WorldCom have entered into a Memorandum of Agreement, with an effective date of October 18, 2000 ("MOA"), pursuant to which Digex acts as a subcontractor to WorldCom for the provision of Managed Hosting Services to WorldCom customers; and

     WHEREAS, Digex and WorldCom desire to establish a more comprehensive, definitive agreement documenting the terms of their prime contractor/subcontractor relationship ("Prime/Sub Model") and the terms of an additional distribution relationship whereby WorldCom will rebrand the Digex Managed Hosting Services, and distribute those services as WorldCom Managed Hosting Services in a manner consistent with such rebranding ("Rebranded Model"), or other branding as the Parties may mutually agree;

     NOW THEREFORE, the Parties hereby agree as follows:

1. Definitions: The following capitalized terms that appear in this Agreement are defined as follows:

     1.1 Affiliates: Any business entity directly or indirectly Controlling, Controlled by, or under common Control with a Party to this Agreement. For purposes of this Agreement, "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a Party or other entity, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the meaning of Control shall include, but not be limited to, the direct or indirect beneficial ownership of voting securities or other voting interest representing at least fifty percent (50%) of the outstanding voting power, securities or equity of a Party or other entity.

     1.2 Confidential Information: See Paragraph 8, "Confidentiality and Nondisclosure".

     1.3  Customer: companies buying Managed Hosting Services from WorldCom.



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     1.4  Customer Proposal: Document prepared by WorldCom, either in response to customer RFPs or as part of ongoing sales efforts, for the purpose of offering and entering into an agreement for the purpose of distributing Managed Hosting Services to a Customer.

     1.5 "Digex Acceptable Use Policy" or "AUP" means Digex's policies and procedures governing the use of its Managed Hosting Services as set forth in Attachment E. Digex may not change its AUP as it applies to WorldCom without WorldCom's agreement, which agreement shall not be unreasonably withheld. The Parties agree that in the event Digex desires to make modifications to this AUP as it applies to WorldCom or its Customers, Digex will provide WorldCom with no less than 30 days notice. WorldCom shall provide Digex with its acceptance or rejection of any proposed AUP changes within 30 days of receipt of the request from Digex. If WorldCom objects to any such changes, any disagreement shall be referred to executive escalation pursuant to the procedures set forth in Paragraph 14.

     1.6 Digex Product/Service Catalog: A document prepared by Digex attached as part of Attachment A and to be subsequently posted on a web site accessible only by Digex, WorldCom and WorldCom's Affiliates, that identifies the Managed Hosting Services that Digex will provide to WorldCom and its Affiliates for distribution to Customers in accordance with this Agreement. The Digex Product/Service Catalog will contain descriptions of individual Managed Hosting Service Components and their applicable retail price rates, as well as descriptions of Managed Hosting Service Bundles and their applicable retail price rates.

     1.7 "Digex Intellectual Property": shall mean any and all now known or hereafter known tangible and intangible trademarks, trade names, servicemarks, domain names, logos, patents, copyrights and other such rights, owned, controlled or licensed by Digex, including (i) rights associated with works of authorship throughout the world, including, without limitation, all copyrights (including copyrights accruing by virtue of bilateral or international copyright treaties and conventions), regardless of their medium of fixation or means of expression; (ii) trandemarks, trade names, trade dress, logos, and similar rights; (iii) rights to inventions discoveries, designs and technologies, including all improvements and all know-how related thereto; (iv) trade secret rights; and (v) all other intellectual property and industrial property rights in any jurisdiction in the world not otherwise included in the foregoing.

     1.8 Managed Hosting Agreement: Agreement between WorldCom and its Customer pursuant to which WorldCom distributes Managed Hosting Services to the Customer

     1.9 Managed Hosting Services: The implementation and operation of internet connectivity, data center, computers, data storage devices, security devices, and associated operating management to provide full operational support for customer ap-



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          plications on an outsourced basis, including but not limited to any and all Standard Managed Hosting Service Components, the Standard Managed Hosting Service Bundles, or Custom/Complex Managed Hosting Service Solutions.

     1.10 RFP: Customer request for proposal.

     1.11. WorldCom Intellectual Property: shall mean any and all now known or hereafter known tangible and intangible trademarks, trade names, servicemarks, domain names, logos, patents, copyrights and other such rights, owned, controlled or licensed by WorldCom, including (i) rights associated with works of authorship throughout the world, including, without limitation, all copyrights (including copyrights accruing by virtue of bilateral or international copyright treaties and conventions), regardless of their medium of fixation or means of expression; (ii) trademarks, trade names, trade dress, logos, and similar rights; (iii) rights to inventions discoveries, designs and technologies, including all improvements and all know-how related thereto; (iv) trade secret rights; and (v) all other intellectual property and industrial property rights in any jurisdiction in the world not otherwise included in the foregoing.

2.   Responsibilities of the Parties

     2.1 Prime/Sub MOA: The Parties agree that with respect to the pricing, branding and processes applicable to Customers sold or being pursued by WorldCom under the terms of the Parties' Prime/Sub MOA, the terms of the Prime/Sub MOA shall continue in full force and effect. Except for these areas of continued applicability to previously sold or pursued Customer opportunities, the MOA shall be superceded by the terms of this Agreement.

     2.2  Channel Agreement Rebranded Model

          2.2.1 Products: Digex will provide WorldCom with Managed Hosting Services for resale by WorldCom to its customers. Managed Hosting Service Products and Services available for resale by WorldCom pursuant to this Agreement will be set forth in the Digex Product Service Catalog. Managed Hosting Services offered by Digex to WorldCom under the Rebranded Model will include the following:

               2.2.1.1 Standard Managed Hosting Service Bundles: Digex will provide WorldCom with the standard Managed Hosting Service Bundles set forth in Attachment A, Section I and described in the Digex Product/Service Catalog.

                    2.2.1.1.1 The Parties may modify, supplement, expand or
                         eliminate the number or features of the standard Managed Hosting Service Bundles from time to time by mutual agreement. Digex shall provide WorldCom with no less



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                    than 30 days written notice prior to implementing any such changes.

                    2.2.1.1.2 WorldCom may sell all Managed Hosting Service
                         Bundles to its customers without pre-sale approval from Digex.

               2.2.1.2 Digex Managed Hosting Service Components: Digex will provide WorldCom with a menu of standard Managed Hosting Service hardware, software, networking, configuration, monitoring, service and support component options as set forth in the Digex Product/Service Catalog. WorldCom may purchase these components from Digex on an individual or combined basis.

                    2.2.1.2.1 Digex and WorldCom will mutually agree upon
                         "preconfigured custom hosting solutions" using variations of the Managed Hosting Service Components. These preconfigured custom hosting solutions will be available for sale by WorldCom.

                    2.2.1.2.2 The Parties may modify, supplement, expand or
                         eliminate the number or features of the standard Digex Managed Hosting Service Components from time to time by mutual agreement. Digex shall provide WorldCom with no less than 30 days written notice prior to implementing any such changes.

               2.2.1.3 Custom/Complex Managed Hosting Solutions: Digex will prepare for WorldCom, and WorldCom will have the right to resell, "Custom/Complex" Managed Hosting Services to Customers who require products and services that differ from the standard Managed Hosting Service Bundles set forth in this Agreement. The Parties contemplate the need to provide unique, customer-specific Custom/Complex Managed Hosting Service Solutions, with unique features, pricing, and service levels. WorldCom will utilize the Digex "SWAT Team" to design, review and approve Custom/Complex Managed Hosting Services prior to submitting orders for those services to Digex.

                    2.2.1.3.1 Digex shall support Custom/Complex Managed Hosting
                         Service solutions pursuant to procedures to be mutually agreed upon by the Parties.

     2.2.2 Distribution: WorldCom-branded Managed Hosting Services under the Resale Model will be branded and marketed under the WorldCom brand



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          and will be offered and sold through WorldCom sales representatives.
          Except as otherwise determined by WorldCom, neither Digex personnel nor Digex branding will be visible to the Customer in connection with WorldCom's marketing and sales efforts directed toward that Customer.

          2.2.2.1 WorldCom sales representatives can directly sell standard Managed Hosting Service Bundles and Managed Hosting Service Components without prior involvement or approval from Digex's SWAT Team.

          2.2.2.2 The Parties acknowledge the initial need for WorldCom to obtain Digex's engagement and the approval of the Digex SWAT Team for all Custom/Complex Managed Hosting Services. However, the Parties contemplate that WorldCom sales personnel and sales support will be permitted to offer and sell Custom/Complex Managed Hosting Services without prior involvement or approval from Digex's SWAT Team as soon as training of WorldCom personnel is completed and the process infrastructure is defined. The Parties will mutually agree upon a procedure by which WorldCom personnel will obtain necessary training and implement processes to achieve this goal. The Parties will use reasonable best efforts to support this activity in all relevant markets, including using reasonable best efforts to complete all necessary training and process readiness no later than 90 days following WorldCom's product entrance in a country.

          2.2.2.3 The Parties also contemplate the possibility that they will desire to pursue customer opportunities on a joint, teaming basis. Any Teaming Model activity shall proceed under terms to be mutually determined by the Parties on a case by case basis.

     2.3.3 WorldCom Responsibilities Under the Rebranded Model:

          2.3.3.1 WorldCom will prepare and submit Customer Proposals to its customers either in response to a customer RFP, or as part of WorldCom's ongoing customer sales efforts. WorldCom will retain ultimate responsibility for preparation and submission of Customer Proposals and shall have sole discretion to determine the content of any Customer Proposal. WorldCom will determine and control the manner in which all discussions, negotiations and communication with the Customer will be conducted. WorldCom will negotiate and execute a WorldCom Managed Hosting Agreement and/or other agreements and associated documentation with the Customer.



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          2.3.3.2 WorldCom will work with the Digex "SWAT Team" to design, review and approve Custom/Complex Managed Hosting Services prior to submitting orders for those services to Digex.

          2.3.3.3 WorldCom will be responsible for handling Customer billing, Customer contract issues, and inquiries relating to the Digex/WorldCom relationship. In the event a WorldCom Customer contacts Digex for billing related issues, Customer contract matters or general Digex/WorldCom relationship issues associated with Managed Hosting Services distributed under the Rebranded Model, the Parties will develop and implement processes to transfer these contacts to WorldCom Customer support. Digex will provide commercially reasonable support to assist WorldCom in resolving Customer disputes relating to Managed Hosting Services.

               2.3.3.3.1 WorldCom shall provide Digex with unique toll free telephone numbers to support Customer service calls from WorldCom Managed Hosting Customers.

          2.3.3.4 Except as provided in Paragraph 2.10, WorldCom shall have responsibility for training its marketing and field sales organizations relating to sales and marketing of the Managed Hosting Services pursuant to this Agreement.

     2.3.4. Digex Responsibilities Under the Rebranded Model

          2.3.4.1 Digex will provide WorldCom with the Standard Managed Hosting Service Components, the Standard Managed Hosting Service Bundles, and the Custom/Complex Managed Hosting Solutions for resale by WorldCom to its Customers.

          2.3.4.2 Digex shall maintain the Digex Product/Service Catalog on a website accessible only by Digex, WorldCom and WorldCom's Affiliates. The Digex Product/Service Catalog shall contain a listing of the current Standard Managed Hosting Service Bundles, a comprehensive listing of all standard Managed Hosting Service Components and their retail price rates, and a comprehensive listing of all pre-configured custom hosting solution packages.

          2.3.4.3 Digex will establish and maintain a "Digex SWAT Team" to provide technical support and advice to WorldCom in connection with this Agreement



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               2.3.4.3.1 The Digex SWAT Team will coordinate with WorldCom to approve any modifications or additions to the Managed Hosting Service Bundles.

               2.3.4.3.2 The Digex SWAT Team will support WorldCom in preparing and approving Custom/Complex Managed Hosting Service solutions. The Digex SWAT Team shall be responsible for working with WorldCom to prepare a design, price and configuration of all Custom/Complex Managed Hosting Service solutions.

               2.3.4.3.3 The Digex SWAT team shall provide product and technical support for WorldCom's preparation of Customer Proposals.

               2.3.4.3.4 The Digex SWAT Team shall, for purposes of this
                    Agreement, be kept separate from, and firewalled from, the Digex sales organization. Digex shall use its reasonable best efforts to develop and implement processes within its systems to prevent any Digex personnel who are not directly involved in the support of WorldCom sales activity under this Agreement from having access to WorldCom Confidential Information or information related to WorldCom Customer sales opportunities. Digex will not use any Confidential Information supplied by WorldCom to directly or indirectly pursue a competing RFP or other type of opportunity to provide Managed Hosting Services to the customer. The Digex SWAT Team will not share any Confidential Information provided by WorldCom in connection with the opportunity with other Digex sales personnel, except to the minimum extent necessary to reasonably evaluate the opportunity. Digex may only use such Confidential Information in connection with supporting the opportunity on WorldCom's behalf.

               2.3.4.3.5 The Digex SWAT Team shall respond to requests from
                    WorldCom for support in preparing Custom/Complex Managed Hosting Service solutions for WorldCom's use in responding to customer RFPs or other Customer sales opportunities. The Parties shall mutually agree upon processes and timeframes pursuant to which WorldCom shall request Custom/Complex Managed Hosting Service solutions, and Digex shall develop, price and ap-



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                    prove WorldCom's use of those solutions in response to
                    Customer opportunities.

          2.3.4.4 Digex will provide the primary Customer service support for Managed Hosting Services provided to WorldCom Customers under the Rebranded Model. Digex will provide WorldCom with Digex Select Customer support as a standard option, along with the ability to sell Advanced and Premier-level Customer service to WorldCom Managed Hosting customers. Digex shall make any future Customer service options made available for sale to Digex Customers also available to WorldCom for resale to WorldCom Managed Hosting Customers.

                    2.3.4.4.1 Digex Customer service personnel will identify
                         themselves as "WorldCom Customer Service" when providing Customer service to WorldCom Customers pursuant to the Rebranded Model. The Parties will develop and implement processes that will enable the Digex Customer service personnel to identify WorldCom Customers that purchase Managed Hosting Services under the Rebranded Model, including, but not limited to, assigning unique toll free Customer service telephone numbers that are provided solely to Customers that purchase Managed Hosting Services under the Rebranded Model.

                    2.3.4.4.2 In the event a Customer contacts WorldCom customer support, or other WorldCom personnel, with customer service or technical support issues associated with Managed Hosting Services distributed under the Resale Model, the Parties will develop and implement processes to transfer these contacts to Digex customer support.

                    2.3.4.4.3 Digex shall provide WorldCom with interim, special access to systems and databases utilized by Digex to perform services on WorldCom's behalf under this Agreement, including but not limited to order systems and trouble ticket/maintenance systems.

                    2.3.4.4.3.1 This interim, special access shall be limited to a specified number of WorldCom employees, not to exceed 11 employees, in the Managed Hosting Customer Care Center and Business Compliance within the WorldCom E Services Organization.



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                    Sales personnel will be expressly excluded from access.

               2.3.4.4.3.2 WorldCom agrees that the employees who have interim, specialized access to the Digex system will use it solely for the purposes of being able to support WorldCom Customers and to audit Digex SLA compliance. Any further use of the system shall require Digex's prior written approval.

               2.3.4.4.3.3 The Parties agree that this limited systems access is an interim solution that will remain in place until such time that Digex can provide WorldCom with partitioned access to the WorldCom Customer Information contained in the Digex systems.

               2.3.4.4.4 Digex will provide WorldCom with on-line, line item detail regarding Customer configurations and charges, including itemizations of all charges included in monthly billing invoices sent to WorldCom.

          2.3.4.5 Digex will provide WorldCom with Service Level Agreements for Managed Hosting Service Bundles, Custom/Complex Managed Hosting Service solutions, and Customer service for Managed Hosting Service pursuant to this Agreement as set forth in Attachment B or as otherwise mutually agreed upon by the Parties.

     2.4 As requested by WorldCom, Digex shall provide assistance in preparing WorldCom-branded sales and marketing materials. Certain materials prepared by WorldCom with Digex assistance will be based upon, or derivative of, Digex proprietary marketing material. WorldCom may use derivative works based upon proprietary marketing material during the Term of this Agreement. Any use of such proprietary material beyond the Term shall be by mutual agreement. Non-proprietary derivative material may be used by WorldCom after the termination of this Agreement.

     2.5  Service Ordering, Installation and Provisioning

          2.5.1 The Parties shall mutually agree upon processes for ordering, installing and provisioning Managed Hosting Services under this Agreement.

          2.5.2 Digex shall provide adequate staff to support WorldCom sales under this Agreement, including but not limited to pricing, order entry, technical de-



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               sign, site engineering, quality assurance, contract support, billing, customer service and project management implementation. Digex shall use its reasonable best efforts to ensure that Digex personnel represent themselves as performing services on WorldCom's behalf.

          2.5.3 WorldCom has the right to direct Digex to discontinue or suspend service to any of its Customers.

     2.6 Digex may compete with WorldCom as to any customer RFP or other opportunity for which WorldCom prepares a Customer Proposal under the Rebranded Model; provided, however, that Digex will not share any Confidential Information provided by WorldCom in connection with the opportunity with any Digex sales personnel and will not use any such Confidential Information to directly or indirectly compete with WorldCom in any manner, including, but not limited to, use of the information to pursue a competing RFP or other opportunity to provide Managed Hosting Services to the Customer.

     2.7 Digex shall provide WorldCom with ongoing assistance in the development and enhancement of sales and marketing materials to support WorldCom Managed Hosting Sales activities under this Agreement.

          2.7.1 The Parties acknowledge that Digex modifies and updates its sales and marketing materials related to Managed Hosting Services from time to time. Digex will provide WorldCom with notice of any modifications or updates to those sales and marketing materials no less than ten (10) days prior to the date on which the modifications or updates are scheduled to be effective. WorldCom may create WorldCom-branded sales and marketing materials consistent with the terms of this Agreement.

     2.8 The Parties understand and agree that, in the event of the expiration or termination of this Agreement, any WorldCom Managed Hosting Agreement, any SOW or any Customer Proposal, or at Customer or WorldCom request, a Customer and/or WorldCom may desire to transfer Customer provided content, information and data in Digex' possession (whether or not Customer Confidential Information), including such information and data stored in equipment on Digex' premises. Upon WorldCom's request, Digex will cooperate with WorldCom and WorldCom's Customer to transfer the Customer-provided content, information and data to WorldCom and/or Customer or Customer's new product or service provider.

     2.9 Territory. Managed Hosting Services will be available for distribution by WorldCom in the United States and in all International locations served by Digex, including those locations currently in service, as well as those served by future expansion. The Parties agree that distribution will be available in the country markets identified in the Parties' Master Facilities Agreement, Schedule 1.



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          2.9.1 The Parties agree to periodically discuss in good faith the addition of new International locations to be served by Digex and WorldCom under this Agreement. When Digex offers Managed Hosting Services to its customers in a new International location, those services will be available for WorldCom to distribute to its Customers in those locations pursuant to this Agreement.

     2.10 Training and Education. Digex will provide reasonable initial and ongoing training to WorldCom and its Affiliates under terms to be mutually agreed upon by the Parties.

     2.11 Program Executive/Monthly Checkpoint Review.

          2.11.1 The Parties shall each designate a Program Executive at the Vice Presidential level or above to serve as the primary officers responsible for addressing and resolving any issues arising under this Agreement.

          2.11.2 The Parties shall convene a Monthly Checkpoint Review to review and evaluate all performance issues under this Agreement, as well as to resolve any potential issues or disagreements prior to resort to the Dispute Resolution provisions contained in Paragraph 14. During the Monthly Checkpoint Review, the Parties will review the potential need for modifications or additions to Managed Hosting Service Product Bundles, changes in processes and procedures necessary for performance under this Agreement, or any other matter relevant to this Agreement. The Monthly Checkpoint Review will be attended either in person or by telephone by the Program Executives from each Party as well as other personnel that each shall designate.

     2.12 Reporting: Digex shall provide WorldCom with weekly, monthly and annual reports in a manner and format to be mutually agreed upon by the Parties.

     2.13 Forecasts: WorldCom shall provide Digex with rolling monthly forecasts of projected revenue from sales of Managed Hosting Services, and forecasts of capacity needs by data center and product type.

3. Fees and Payment: Fees and Payment provisions under the Agreement shall be set forth in Attachment C.

4.   Exclusivity/Non-Solicitation

     4.1 Except as otherwise provided in this Paragraph 4, this is a non-exclusive Agreement. Nothing in this Agreement shall preclude either Party from entering into similar arrangements with any other party, or obtaining similar products, services and licenses from any other party.



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     4.2  Digex shall not use any WorldCom Confidential Information, or WorldCom
          Customer Information, to solicit customers or prospects for Digex's own products and services.

5.   Limitation of Liability

     5.1 Neither Party nor any of its Affiliates will be liable to the other Party for indirect, consequential, special or punitive damages, including without limitation lost business, profits or goodwill, awarded under any theory of liability, including without limitation breach of contract, tort or statute and arising from or related to this Agreement or any WorldCom Managed Hosting Agreement; provided however, that until such time as the WorldCom and Intermedia merger is fully completed, the foregoing limitation shall not apply with respect to claims by one Party that the other Party has engaged in intentional misappropriation of the other Party's Intellectual Property, or has intentionally breached the Confidentiality provisions of Paragraph 8 of this Agreement.

     5.2. WorldCom's sole remedies for Digex's violation of any agreed upon SLAs shall be set forth in those SLAs.

     5.3 The Parties agree that WorldCom will establish limitation of liability provisions in its WorldCom Managed Hosting Agreements that limit its liability, and the liability of Digex as its subcontractor, to credits based upon fees paid for services affected by an unscheduled outage or other interruption in service. Nothing in this Agreement is intended to make Digex directly responsible to WorldCom's Customers for SLAcredits or for any other obligation or provision of the WorldCom Managed Hosting Agreement.

     5.4 The total liability of WorldCom and its Affiliates to Digex in connection with this Agreement, for any single Customer-related claim or cause of action, including but not limited to breach of contract, statutory, negligence and other torts, will be limited to the lesser of (A) direct damages proven by Digex in connection with that claim or
          (B) the total amount paid to Digex by WorldCom under this Agreement, during the calendar year in which the claim was raised, in connection with the Customer agreement giving rise to the claim or cause of action.

     5.5 The total liability of Digex to WorldCom in connection with this Agreement, for any single Customer-related claim or cause of action, including but not limited to breach of contract, statutory, negligence and other torts, will be limited to the lesser of (A) direct damages proven by WorldCom in connection with that claim or (B) the amount paid to Digex by WorldCom under this Agreement, during the calendar year in which the claim was raised, in connection with the Customer agreement giving rise to the claim or cause of action.



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     5.6. Notwithstanding any other provision in this Agreement, the liability of the Parties and their Affiliates will not be limited for bodily injury or death caused by such Party's or it's Affiliates' negligence or willful misconduct, or loss or damage to real or tangible personal property caused by such Party's or it's Affiliates negligence or willful misconduct, or such Party's or it's Affiliates' obligation as set forth in Paragraph 7 to indemnify the other Party for certain third Party claims, including claims related to alleged violations of intellectual property or proprietary rights.

6.   Disclaimer of Warranties.

     6.1 Except as set forth in any applicable SLAs, Digex expressly disclaims any and all other warranties, written or oral, statutory or contractual, express or implied, including without limitation, the warranty of merchantability, infringement, completeness, quality or fitness for a particular purpose or use relating to subject matter of this Agreement.

7.   Indemnification

     7.1. WorldCom and Digex agree to defend, indemnify and hold each other harmless from and against any third party claims, suits, damages and expenses (including reasonable attorney's fees and allocable costs of in-house counsel) asserted against or incurred by one Party arising out of bodily injury, death, or damage to real or tangible personal property caused by the negligent act or omission of the other Party.

     7.2. The Parties agree to defend, indemnify and hold each other harmless from and against any third party claims, suits, damages and expenses (including reasonable attorney's fees and allocable costs of in-house counsel) asserted against one Party or its Customers to the extent such liabilities arise out of or relate to a claim that any content, any content provided by a Party, any website content, website design, website functionality, documentation, information, system, design, software, hardware, services or products provided by the other Party ("Work") and used by the Parties or their Customers in connection with the provision of Managed Hosting Services under this Agreement infringes upon or violates any third party's trade secret, trademark, copyright, patent or other intellectual property rights. For purposes of this indemnity, WorldCom Customer-provided website content, website design, website functionality, documentation, information, system, design, software, hardware, services or products shall be deemed Work provided by WorldCom. Notwithstanding anything to the contrary, this Paragraph 7.2 does not create an obligation on Digex to indemnify WorldCom's Customers directly, and does not create any third-party rights under this Agreement for WorldCom's Customers.



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     7.3  A Party will have no indemnification responsibility to the other Party to the extent any claim of infringement results from either (i) the combination of any Work supplied by such Party under this Agreement with any information, system, design, software, hardware, services, products or material not supplied by such Party under this Agreement, unless such combination was authorized or approved by the providing Party in writing, and in any case where, but for such combination, there would be no infringement, or (ii) any information, documentation, system, design, software, hardware, services or products not supplied, authorized or approved by such Party.

     7.4 Paragraphs 7.2 and 7.3 set forth the sole and exclusive remedy of each Party and the entire obligation and liability of such Party as to any claim, threat, action, suit, or other proceeding alleging infringement or misappropriation of third party Intellectual Property in connection with this Agreement.

     7.5 In the event WorldCom directs Digex to discontinue or suspend service to any of its Customers pursuant to Paragraph 2.5.3, WorldCom shall indemnify and hold Digex harmless against all Customer claims, suits, damages, liabilities and expenses with respect to such WorldCom-directed discontinuance or suspension.

     7.6 The Parties agree that WorldCom will establish indemnification obligations owed by the Customer in its Managed Hosting Customer agreements that will require Customers to indemnify both WorldCom and its subcontractors for violations of the AUP and for any third party infringement claims relating to the Customer's content and website design or functionality. The Parties further agree that WorldCom will establish rights in its Customer agreements that permit WorldCom to take appropriate enforcement actions-including but not limited to blocking or termination of service-associated with the AUP. At the reasonable request of Digex, WorldCom will undertake to enforce the AUP and/or seek indemnification from the Customer for violations of the AUP.

     7.7 WorldCom agrees to defend, indemnify and hold harmless Digex and its affiliates from and against any claims, suits, damages and expenses (including reasonable attorneys' fees and allocable costs of in-house counsel) arising out of or in connection with any claims brought by WorldCom 's Customers and which claims arise from, or relate to, promises, representations or obligations made by WorldCom to such Customers that are inconsistent with the parameters established for Managed Hosting Services.

8.   Confidentiality and Nondisclosure

     8.1 Each Party shall protect as confidential, and shall not disclose to any third Party, any and all Confidential Information received from the disclosing Party, or such Party's customers, or otherwise discovered by the receiving Party during the term of this Agreement. Confidential Information shall include, but not be limited to,



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          the pricing and terms of this Agreement, and all information relating to the disclosing Party's or such Party's customers' technology, research, development, business affairs, and marketing or sales plans (collectively the "Confidential Information"). The Parties agree that a Party's Intellectual Property shall be deemed to be that Party's Confidential Information. The Parties shall use Confidential Information only for the purposes set forth in this Agreement. The foregoing restrictions on use and disclosure of Confidential Information do not apply to information that: (i) is in the possession of the receiving Party at the time of its disclosure and is not otherwise subject to obligations of confidentiality; (ii) is, or becomes publicly known, through no wrongful act or omission of the receiving Party; (iii) is received without restriction from a third party free to disclose it without obligation to the disclosing party;
          (iv) is developed independently by the receiving Party without reference to the Confidential Information, or (v) is required to be disclosed by law, regulation, or court or governmental order. Each Party acknowledges that breach of this provision by it would result in irreparable harm to the other Party, for which money damages would be an insufficient remedy, and therefore that the other Party shall be entitled to seek injunctive relief to enforce the provisions of this
          Section 8.

9.   Intellectual Property Rights

     9.1 Digex shall own all Intellectual Property developed by or for Digex with respect to any and all of its Managed Hosting Services provided to WorldCom under the terms of this Agreement. For the Term of this Agreement, WorldCom and its Affiliates shall have a limited, non-transferable, non-exclusive license to use, copy, distribute and sublicense such Digex Intellectual Property solely for the purpose of using and permitting its Customers to use the Digex Managed Hosting Services under the terms of this Agreement. WorldCom shall not, and shall not permit others to, modify or decompile any Digex Intellectual Property, make derivative works thereof, or transfer, assign or sublicense the Digex Intellectual Property to any third party, except to the extent of the express license granted herein with respect to the use of Managed Hosting Services by WorldCom and its Customers. On or following any termination or expiration of this Agreement (and following any period during which Digex provides transition assistance to a Customer), (i) WorldCom shall immediately cease all use of the Digex Intellectual Property; and (ii) WorldCom shall not retain any copies thereof (in any media or format).

          9.1.1 Upon termination of the Agreement (subject to Paragraph 10.6 of the Agreement) or any Managed Web Hosting Agreement, all rights to utilize Digex's Intellectual Property by WorldCom's Customers shall cease.

     9.2 Digex shall have no ownership interest in the Intellectual Property or content provided to Digex by WorldCom or its Customers during the performance of Digex's obligations under this Agreement. WorldCom and/or its Customers shall own all Intellectual Property and content provided to Digex by WorldCom or its Custom-



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          ers, and any Intellectual Property shared with Digex for the purpose of performance of Digex's obligations under this Agreement can solely be used for this express purpose.

     9.3 WorldCom shall have no ownership interest in the Intellectual Property or content provided to WorldCom by Digex during the performance of Digex's obligations under this Agreement. Digex shall own all Intellectual Property and content provided to WorldCom or its Customers by Digex, and any Intellectual Property shared with WorldCom or its Customers for the purpose of performance of WorldCom's obligations under this Agreement can solely be used for this express purpose.

     9.4 WorldCom shall own all sales literature and sales materials created solely by WorldCom to market and describe Managed Hosting Services sold by WorldCom to its customers under the terms of this Agreement, but excluding Digex Intellectual Property which has been licensed to WorldCom pursuant to Paragraph 9.1 hereof. All Digex documentation provided to WorldCom by Digex during the Term of this Agreement shall remain the Intellectual Property of Digex.

     9.5 WorldCom shall have the limited right to use those Digex marks contained in the Managed Services and associated documentation to the extent necessary or appropriate to identify Digex as a provider of services under this Agreement.

     9.6 If the Parties decide to create any jointly owned Intellectual Property, such Intellectual Property shall be developed under a separate written Agreement.

     9.7 Except as expressly provided in this Paragraph 9, no other rights in Intellectual Property are provided by Digex, WorldCom or any WorldCom customer.

10.  Term and Termination

     10.1 This Agreement will be effective upon the Effective Date and will continue until December 31, 2003 ("Initial Term"). Either Party shall have the option to request twelve (12) month extensions of the Term ("Extended Term") that may be accepted or rejected by the other Party, subject to the following:

          10.1.1 Each request for an extension of the term must be in writing and shall request an additional extension period of twelve (12) months beginning on January 1. All requests for an extension must be delivered by the requesting Party to the other Party no less than twelve (12) months prior to the expiration of the Initial Term, or subsequent Extended Term. The request shall be granted and the Agreement deemed extended for an additional twelve (12) months unless the other Party delivers to the requesting Party a written rejection of the extension request within 30 days of receiving the notice of request for an extension.



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          10.1.2 In the event neither Party requests an extension, or in the event that one Party rejects the proposed extension, the Agreement shall terminate at the end of the Initial Term or any Extended Term; provided that the Parties' performance obligations as set forth in Paragraph 10.5 of this Agreement shall continue.

     10.2 Either Party may immediately terminate this Agreement for Cause. "Cause" will mean the failure of the other Party to cure a breach of a material obligation under this Agreement within thirty (30) days after receipt of notice from the terminating Party. Such notice will identify the material obligation under this Agreement at issue and the basis for the terminating Party's belief that the non-terminating Party is in breach and will state that, if the non-terminating Party does not cure the breach within thirty (30) days, the terminating Party will immediately terminate the Agreement for Cause.

     10.3 WorldCom shall have the right to terminate this Agreement upon 30 days written notice in the event of the following:

          10.3.1 the proposed merger between WorldCom and Intermedia is not fully approved and completed on or before December 31, 2001;

          10.3.2 the transfer of a majority ownership or voting interest, or other change in control, in Digex to an entity that WorldCom considers a competitor of WorldCom in any respect;

          10.3.3 Digex's insolvency, apparent inability to pay debts as they become due, filing of bankruptcy or general assignment for the benefit of creditors;

          10.3.4 the Parties are unable to reach final agreement on the proposed Digex/WorldCom Funding Agreement on or before the later of 30 days after the date on which WorldCom provides to Digex a complete draft of the proposed Funding Agreement or March 31, 2001;

          10.3.5 The proposed settlement envisioned by the Memorandum of Understanding dated February 15, 2001 regarding the In re: Digex, Inc. Shareholder Litigation, Consolidated Civil Action No. 18336 NC, pending in the Court of Chancery in the State of Delaware, does not become final and non-appealable on or before December 31, 2001.

     10.4 Digex shall have the right to terminate this Agreement upon 30 days written notice in the event of the following:

          10.4.1 the proposed merger between WorldCom and Intermedia is not fully approved and completed on or before December 31, 2001;



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          10.4.2 WorldCom's insolvency, apparent inability to pay debts as they become due, filing of bankruptcy or general assignment for the benefit of creditors;

          10.4.3 the Parties are unable to reach final agreement on the proposed Digex/WorldCom Funding Agreement on or before the later of 30 days after the date on which WorldCom provides to Digex a complete draft of the proposed Funding Agreement or March 31, 2001;

          10.4.4 The proposed settlement envisioned by the Memorandum of Understanding dated February 15, 2001 regarding the In re: Digex, Inc. Shareholder Litigation, Consolidated Civil Action No. 18336 NC, pending in the Court of Chancery in the State of Delaware, does not become final and non-appealable on or before December 31, 2001.

     10.5 Notwithstanding any other provision in this Paragraph 10, at WorldCom's option, the rights and responsibilities of the Parties hereto under this Agreement will survive expiration or earlier termination of this Agreement as to those Customers whose WorldCom Managed Hosting Agreements remain in effect beyond the expiration or earlier termination of this Agreement. Digex will continue to perform, and WorldCom will continue to pay for performance of, obligations to such Customers at the same SLA and customer service levels in effect at that time until the expiration or earlier termination of those Customers' WorldCom Managed Hosting Agreements. Customer Proposals that have already been presented to customers at the time this Agreement expires or is earlier terminated will be honored by the Parties for a period of sixty (60) days from the date on which the proposal was submitted to the Customer and, if the Customer accepts the Customer Proposal or otherwise awards the opportunity to WorldCom, the Parties will support the opportunity in accordance with this Agreement.

     10.6 Post-Termination Obligations

          10.6.1 In the event of the expiration of this Agreement, or its termination for reasons other than breach, then (a) the Parties shall continue to perform their respective obligations hereunder subject to the terms of this Agreement for a transition period not to exceed twelve (12) months from the date of expiration or termination of the Agreement; (b) effective on the date of expiration or termination of this Agreement, the Monthly Fees shall be adjusted to commercial rates without discount for new Customers; (c) the Minimum Revenue Commitment shall cease to apply effective the calendar year in which the Agreement expired or was terminated; and (d) each Party shall bear its own costs associated with any migration of Customers to an alternative Managed Hosting Service Provider.

          10.6.2 In the event this Agreement is terminated for cause by Digex in accordance with Paragraph 10.2, or pursuant to Paragraph 10.4, then (a) the



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               Parties shall continue to perform their respective obligations hereunder subject to the terms of this Agreement for a transition period not to exceed twelve (12) months from the date of termination of the Agreement; (b) Digex shall provide the Managed Hosting Services during such transition period only to provide services to Customers under contract as of the date of the Agreement's termination, including any upgrades or additional services contemplated under the applicable contract, and (c) effective on the date of termination of this Agreement the pricing for Managed Hosting Services shall be adjusted to commercial rates, and (d) WorldCom shall be responsible for the costs, less labor, associated with transitioning Customers.

          10.6.3 In the event this Agreement is terminated for cause by WorldCom in accordance with Paragraph 10.2 or pursuant to Paragraph 10.3, then, (a) the Parties shall continue to perform their respective obligations hereunder subject to the terms of this Agreement for a transition period not to exceed twelve (12) months from the date of termination of the Agreement; (c) WorldCom shall continue to receive the discounts for Managed Hosting Services set forth in Attachment A, and (d) Digex shall be responsible for all reasonable labor costs associated with transitioning Customers to an alternative Managed Hosting Service provider.


11. Relationship of the Parties. This Agreement is not intended to constitute, create, give effect or otherwise recognize a joint venture, partnership or formal business organization of any kind, and the rights and obligations of the Parties will be only those expressly set forth herein. WorldCom and Digex will remain independent contractors, each responsible for its own employees. Each Party is responsible for payment of compensation to its personnel and will pay and report, for all personnel assigned to perform any obligations under this Agreement, federal and state income tax withholding, social security taxes, and employment insurance applicable to such personnel as employees of that party. Nothing in this Agreement precludes either Party from entering into a similar agreement with a third party. This Agreement inures to the benefit of WorldCom and Digex only and, except as may be expressly set forth in this Agreement, no third Party will have any rights hereunder.

12. Publicity. Neither Party shall issue a press release, press statement or other publicity relating to this Agreement or the other Party without prior written approval of the other Party. The subject matter of this Agreement may be made known to Customers in connection with the Parties' efforts relating to preparing and submitting Customer Proposals to customers. No name, logo, service mark or trademark of a Party may be used by the other Party for any purpose without the prior written consent of such Party, except as part of Customer Proposals.



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13.  Notices. All notices and requests in connection with this Agreement will be given in writing and delivered by personal delivery, express courier or certified or registered U.S. mail, return receipt requested, to the address as listed below. Unless otherwise specified in this Agreement, the effective date of any notice or request given in connection with this Agreement will be the date on which the addressee receives it.

         If to WorldCom:   WorldCom
                           Three Ravinia Drive
                           Atlanta, Georgia 30346
                           Attn: Vice President - E-Business Development

         w/ copy to:       WorldCom
                           1133 19th Street. NW
                           Washington, DC 20036
                           Attn: Vice President- Business Transactions
                             Law and Public Policy

         If to Digex:      Digex
                           6900 Muirkirk Meadows Drive
                           Beltsville, Maryland 20705
                           Attn: Senior Vice President - Business Operations

         w/ copy to:       Digex
                           6900 Muirkirk Meadows Drive
                           Beltsville, Maryland 20705
                           Attn: General Counsel

In addition, notices related to billing and invoices will also be given to the following:

         If to WorldCom:   WorldCom
                           Three Ravinia Drive
                           Atlanta, Georgia 30346
                           Attn:  Manager, E-Business Operations

         If to Digex:      Digex
                           6900 Muirkirk Meadows Drive
                           Beltsville, Maryland 20705
                           Attn: Vice President and Controller


14.  Disputes

     14.1 The Parties will use commercially reasonable efforts to resolve any disputes without resort to litigation, and agree to pursue the following dispute resolution process to resolve any and all forms of disputes:



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          14.1.1 All disputes will be identified in writing and sent to the appropriate executive and legal contacts set forth in the notice provisions.

          14.1.2. If the dispute is not resolved within ten (10) days after receipt, the dispute will be escalated to the VP level.

          14.1.3. If the dispute is not resolved within ten (10) days after secondary escalation, the dispute will be escalated to the Presidential level.

          14.1.4. If the dispute not resolved within ten (10) days after Presidential escalation, either Party can initiate litigation.

          14.1.5. Parties can extend dispute resolution periods by written agreement.

          14.1.6. If the dispute is not resolved within ten (10) days after Presidential escalation, the dispute shall be submitted for binding arbitration pursuant to the commercial rules and procedures of the American Arbitration Association.

     14.2 In the event that this Agreement requires the Parties to reach a mutual agreement before undertaking any performance of any obligations under this Agreement and the Parties are unable to agree, it will be treated as a dispute subject to this Paragraph 14.

15. Governing Law and Venue. This Agreement will be subject to and governed by the substantive laws of the State of New York, without regard to that state's conflicts of law principles. The venue for resolution of any dispute that is not resolved by the Parties in accordance with this Agreement will be the state or federal court sitting in New York, New York.

16. Assignment. This Agreement, or any interest herein, will not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, which will not be unreasonably withheld. Notwithstanding the forgoing, WorldCom may assign this Agreement to an Affiliate.

17. No Third Party Beneficiaries. This Agreement inures to the benefit of Digex and WorldCom only and no third party shall have any rights hereunder.

18. Force Majeure. Other than as expressly set forth in this Agreement, neither Party shall be liable under this Agreement for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment, or any consequence thereof, caused by, or due to any cause beyond its reasonable control, including, but not limited to, fire, earthquake, flood, water, the elements, acts of God, third party labor disputes, utility curtailments, cable cuts, failure caused by telecommunications or other Internet provider(s), power failures, explosions, civil disturbances, vandalism, governmental actions, shortages of equipment or supplies, or any other force or occurrence beyond its reasonable control.



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20.  Severability. Should any court of competent jurisdiction or arbitrator determine that any provision of this Agreement is unenforceable or prohibited by law, such provision will be deemed deleted and replaced by a valid and enforceable provision which so far as possible achieves the same objective as the severed provision, and the remaining provisions of the Agreement shall continue in full force and effect.

21. Survival. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect.

22. Changes In Law, New Rules or Actions. The Parties acknowledge that some rights and obligations of the Parties under this Agreement may be affected by future rules, regulations, guidelines, orders, treaties, or laws promulgated, enacted, or entered into by federal and state legislatures, by federal and state agencies, local or federal governments, and international or other regulatory bodies (together "Rules or Actions"). In the event that any such Rules or Actions adversely impact a Party's obligations under this Agreement, either Party may, upon written notice to the other, require this Agreement be renegotiated in good faith to reflect the effect of any such Rules or Actions.

23. Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

24. Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

25. Binding Agreement. This Agreement shall inure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.




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26.  Entire Agreement. This Agreement contains the entire arrangement between
     WorldCom and Digex with respect to the distribution of Managed Hosting Services. No representation, promise or condition in connection with the Managed Hosting Services will be binding upon either Party unless expressly stated herein. Except as provided herein, this Agreement supersedes any prior understanding between WorldCom and Digex concerning the Managed Hosting Services MOA. No modification or amendment of this Agreement will be effective unless it is in writing and signed by the authorized representatives of each Party.

     IN WITNESS HEREOF, the Parties hereto have duly executed this Agreement as of the date and year written above.



AGREED:



MCI WORLDCOM Network Services, Inc.       Digex, Incorporated



By:                                       By:

Name:                                     Name:
      ----------------------------              --------------------------------

Title:                                    Title:
       ---------------------------               -------------------------------

Date:                                     Date:
      ----------------------------              --------------------------------




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